Exhibit 99.1

Investor Contact:	Media Contact:
Amanda Bryant, 312.780.5539	Stephanie Sheppard, 312.780.5399
amanda.bryant@hyatt.com	stephanie.sheppard@hyatt.com

HYATT ANNOUNCES REDEMPTION OF $290 MILLION PLAYA PREFERRED STOCK

INVESTMENT; COMMENCES $300 MILLION ACCELERATED SHARE REPURCHASE; UPDATES

2017 OUTLOOK

Chicago, March 16, 2017 — In connection with the March 11, 2017 business combination of Playa Hotels & Resorts B.V. (“Playa”) and Pace Holdings Corporation (“Pace”), Hyatt Hotels Corporation (“Hyatt” or the “Company”) (NYSE:H) today announced the full redemption of its $290 million preferred stock investment in Playa. Following the redemption, Hyatt retains a common equity stake of 11.57% in Playa Hotels & Resorts N.V., the ultimate parent company of Playa as a result of the business combination between Playa and Pace.

Hyatt also announced that it has entered into an accelerated share repurchase agreement with an affiliate of Deutsche Bank AG (“DB”) to repurchase $300 million of Hyatt’s Class A common stock. This agreement is covered by Hyatt’s previously announced share repurchase program.

Year-to-date, Hyatt has repurchased $48 million of its Class A common stock, prior to executing the accelerated share repurchase agreement.

Mark S. Hoplamazian, president and chief executive officer of Hyatt, said, “We have been very pleased with our common and preferred equity investment in Playa. In addition to providing a solid economic return, the investment provided Hyatt entry into the all inclusive market, the opportunity to launch the Hyatt Ziva and Hyatt Zilara brands, and a long-term presence in six open and operating hotels comprising 2,401 rooms in key resort locations for our guests.”

Mr. Hoplamazian continued, “Our asset recycling program continues to target an even balance of acquisitions and dispositions over time as a vehicle to stimulate the growth of the Hyatt brand and generate long-term shareholder value. Just as we were a net buyer of hotel properties over the past 12 months, including our recent acquisition of Miraval Group, we expect to be a net seller of hotel properties and other investments over the next 12 months. Our solid liquidity position enables us to commit our Playa redemption proceeds to Hyatt share repurchases.”

As a result of the business combination between Playa and Pace and the ensuing redemption of Hyatt’s preferred stock, Hyatt is providing the following updated information for the 2017 fiscal year, which is included on a Form 8-K filed today:

•	Net Income is expected to be approximately $130 million to $166 million.

•	Adjusted EBITDA is expected to be approximately $769 million to $804 million. These estimates include a negative impact from foreign currency translation of approximately $15 million (at the low end of the forecast) to $10 million (at the high end of the forecast).

•	Excluding the aforementioned negative impact from foreign currency translation, Adjusted EBITDA is expected to be approximately $784 million to $814 million, reflecting a 0% to 4% increase over 2016.

•	Excluding foreign currency translation and Playa’s pro-rata share of Adjusted EBITDA, the revised 2017 outlook reflects an increase in Adjusted EBITDA of 3% to 7% over 2016.

Refer to the table at the end of this press release for a full reconciliation of the Company’s forecast for Net Income attributable to Hyatt Hotels Corporation to Adjusted EBITDA, a non-GAAP measure. No additional disposition or acquisition activity has been included in the forecast.

The Company’s outlook is based on a number of assumptions that are subject to change and many of which are outside the control of the Company. If actual results vary from these assumptions, the Company’s expectations may change. There can be no assurance that the Company will achieve these results.

Under the accelerated share repurchase agreement, DB is expected to make an initial delivery to Hyatt no later than March 22, 2017 of approximately 4.6 million shares of Hyatt’s Class A common stock, which represents 80% of the payment amount divided by the closing price of Hyatt’s Class A common stock on March 15, 2017. At the final settlement of the agreement, which is expected to occur during the third quarter of 2017, DB may be required to deliver additional shares of Class A common stock to Hyatt, or, under certain circumstances, Hyatt may be required to deliver shares of its Class A common stock or may elect to make a cash payment to DB, with the number of shares to be delivered or the amount of such payment based on the volume-weighted average price of Hyatt’s Class A common stock during the term of the transaction, less a discount. The terms of the agreement are subject to adjustment if Hyatt were to enter into or announce certain types of transactions or to take certain corporate actions.

FORWARD-LOOKING STATEMENTS

Forward-Looking Statements in this press release, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements about our plans, strategies, outlook, our estimated net income and Adjusted EBITDA growth, financial performance, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, among others, general economic uncertainty in key global markets and a worsening of global economic conditions or low levels of economic growth; the rate and the pace of economic recovery following economic downturns; levels of spending in business and leisure segments as well as consumer confidence; declines in occupancy and average daily rate; limited visibility with respect to future bookings; loss of key personnel; hostilities, or fear of hostilities, including future terrorist attacks, that affect travel; travel-related accidents; natural or man-made disasters such as earthquakes, tsunamis, tornadoes, hurricanes, floods, oil spills, nuclear incidents and global outbreaks of pandemics or contagious diseases or fear of such outbreaks; our ability to successfully achieve certain levels of operating profits at hotels that have performance guarantees in favor of our third-party owners; the impact of hotel renovations; risks associated with our capital allocation plans and common stock repurchase program, including the risk that our common stock repurchase program could increase volatility and fail to enhance stockholder value; the seasonal and cyclical nature of the real estate and hospitality businesses; changes in distribution arrangements, such as through internet travel intermediaries; changes in the tastes and preferences of our customers, including the entry of new competitors in the lodging business; relationships with colleagues and labor unions and changes in labor laws; financial condition of, and our relationships with, third-party property owners, franchisees and hospitality venture partners; the possible inability of third-party owners, franchisees or development partners to access capital necessary to fund current operations or implement our plans for growth; risks associated with potential acquisitions and dispositions and the introduction of new brand concepts; the timing of acquisitions and dispositions; failure to successfully complete proposed transactions (including the failure to satisfy closing conditions or obtain required approvals); unforeseen terminations of our management or franchise agreements; changes in federal, state, local or foreign tax law; increases in interest rates and operating costs; foreign exchange rate fluctuations or currency restructurings; lack of acceptance of new brands or innovation; our ability to successfully implement our new global loyalty program, and the level of acceptance of the new program by our guests; general volatility of the capital markets and our ability to access such markets; changes in the competitive environment in our industry, including as a result of industry consolidation, and the markets where we operate; cyber incidents and information technology failures; outcomes of legal or administrative proceedings; violations of regulations or laws related to our franchising business; and other risks discussed in the Company’s filings with the SEC, including our annual report on Form 10-K, which filings are available from the SEC. We caution you not to place undue reliance on any forward-looking statements, which are made only as of the date of this press release. We do not undertake or assume any obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

About Hyatt Hotels Corporation

Hyatt Hotels Corporation, headquartered in Chicago, is a leading global hospitality company with a portfolio of 13 premier brands. As of December 31, 2016, the Company’s portfolio included 698 properties in 56 countries. The Company’s purpose to care for people so they can be their best informs its business decisions and growth strategy and is intended to create value for shareholders, build relationships with guests and attract the best colleagues in the industry. The Company’s subsidiaries develop, own, operate, manage, franchise, license or provide services to hotels, resorts, branded residences and vacation ownership properties, including under the Park Hyatt®, Miraval®, Grand Hyatt®, Hyatt Regency®, Hyatt®, Andaz®, Hyatt Centric®, The Unbound Collection by Hyatt™, Hyatt Place®, Hyatt House®, Hyatt Ziva™, Hyatt Zilara™ and Hyatt Residence Club® brand names and have locations on six continents. For more information, please visit www.hyatt.com.

Hyatt Hotels Corporation

Reconciliation of Non-GAAP Measure: Net Income, EBITDA, Adjusted EBITDA Forecast

The Company’s outlook assumes no additional disposition or acquisition activity, and is based on a number of assumptions that are subject to change and many of which are outside the control of the Company. If actual results vary from these assumptions, the Company’s expectations may change. There can be no assurance that the Company will achieve these results.

($ in millions)

	2017 Forecast Range
	Low Case	High Case
Net income attributable to Hyatt Hotels Corporation	$130	$166
Interest expense	77	77
(Benefit) provision for income taxes	79	93
Depreciation and amortization	374	370

EBITDA	660	706
Equity (earnings) losses from unconsolidated hospitality ventures	(3)	(3)
Stock-based compensation expense	31	31
(Gains) losses on sales of real estate and other	—	—
Asset impairments	—	—
Other (income) loss, net	6	(9)
Pro rata share of unconsolidated hospitality ventures Adjusted EBITDA	75	79

Adjusted EBITDA	$769	$804

Adjusted EBITDA (as reported) growth, compared to prior year	-2%	2%
Negative impact of foreign exchange	$15	$10
Adjusted EBITDA (in constant currency) growth, compared to prior year	0%	4%

Adjusted EBITDA (in constant currency) growth, compared to prior year excl. Playa (1)	3%	7%

NOTE (1): Excludes Hyatt’s pro-rata share of Adjusted EBITDA from Playa of $34 million in 2016, and $12 million in 2017.

DEFINITIONS

Adjusted Earnings Before Interest Expense, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) and EBITDA

We use the terms Adjusted EBITDA and EBITDA in this press release. Adjusted EBITDA and EBITDA, as the Company defines them, are non-GAAP measures.

We define consolidated Adjusted EBITDA as net income attributable to Hyatt Hotels Corporation plus its pro rata share of unconsolidated hospitality ventures Adjusted EBITDA based on its ownership percentage of each venture, adjusted to exclude the following items:

•	interest expense;

•	benefit (provision) for income taxes;

•	depreciation and amortization;

•	equity earnings (losses) from unconsolidated hospitality ventures;

•	stock-based compensation expense;

•	gains (losses) on sales of real estate and other;

•	asset impairments; and

•	other income (loss), net.

Effective January 1, 2016, our definition of Adjusted EBITDA, has been updated to exclude stock-based compensation expense, to facilitate comparison with our competitors.

We calculate consolidated Adjusted EBITDA by adding the Adjusted EBITDA of each of our reportable segments to corporate and other Adjusted EBITDA.

Our board of directors and executive management team focus on Adjusted EBITDA as a key performance and compensation measure both on a segment and on a consolidated basis. Adjusted EBITDA assists us in comparing our performance over various reporting periods on a consistent basis because it removes from our operating results the impact of items that do not reflect our core operations both on a segment and on a consolidated basis. Our president and chief executive officer, who is the chief operating decision maker, also evaluates the performance of each of our reportable segments and determines how to allocate resources to those segments, in significant part, by assessing the Adjusted EBITDA of each segment. In addition, the compensation committee of our board of directors determines the annual variable compensation for certain members of our management based in part on consolidated Adjusted EBITDA, segment Adjusted EBITDA or some combination of both.

We believe Adjusted EBITDA is useful to investors because it provides investors the same information that the Company uses internally for purposes of assessing operating performance and making compensation decisions.

Adjusted EBITDA and EBITDA are not substitutes for net income attributable to Hyatt Hotels Corporation, net income or any other measure prescribed by accounting principles generally accepted in the United States of America (GAAP). There are limitations to using non-GAAP measures such as Adjusted EBITDA and EBITDA. Although we believe that Adjusted EBITDA can make an evaluation of our operating performance more consistent because it removes items that do not reflect our core operations, other companies in our industry may define Adjusted EBITDA differently than we do. As a result, it may be difficult to use Adjusted EBITDA or similarly named non-GAAP measures that other companies may use to compare the performance of those companies to our performance. Because of these limitations, Adjusted EBITDA should not be considered as a measure of the income generated by our business. Our management compensates for these limitations by reference to its GAAP results and using Adjusted EBITDA supplementally.